                                                                    EXHIBIT 99

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated financial information of EntreMed, Inc. (the "Company") is based on the historical financial statements of the Company, adjusted to give pro forma effect to the sale of the future royalties earned on the sale of THALOMID(R) to Bioventure Investments kft (the "Sale").

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2001, 2000 and 1999 exclude the one-time gain of $22.4 million from the Sale and exclude royalty income for the years presented. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited consolidated statements of operations do not purport to represent what the Company's results of operations would actually have been had the transaction in fact occurred at January 1, 1999, nor do they purport to project the Company's results of operations or financial condition for any future period or date. The information set forth below should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2001 and for the three years then ended which are included in the Company's Annual Report on Form 10-K.





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                                ENTREMED, INC.
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2001


                                                  Actual            Pro-forma
                                                 As Filed          Adjustments            Pro-forma
                                              ----------------    --------------       ----------------

Revenues:
   Grant                                        $     358,427      $          -          $     358,427
   Royalty                                          1,440,070        (1,437,788) (1)             2,282
   Other                                               63,444                                   63,444
                                              ----------------    --------------       ----------------

Total revenues                                      1,861,941        (1,437,788)               424,153
                                              ----------------    --------------       ----------------

Expenses:
   Research and development                        52,858,838                               52,858,838
   General and administrative                      15,815,353                               15,815,353
                                              ----------------    --------------       ----------------
                                                   68,674,191                               68,674,191

Interest expense                                     (344,969)                                (344,969)
Investment income                                   1,437,966                                1,437,966
Gain on sale of royalty interest                   22,410,182       (22,410,182) (2)
                                              ----------------    --------------       ----------------

Net loss                                        $ (43,309,071)     $(23,847,970)         $ (67,157,041)
                                              ================    ==============       ================

Net loss per share (basic and diluted)          $       (2.39)                           $       (3.71)
                                              ================                         ================

Weighted average number of shares
outstanding (basic and diluted)                    18,093,174                               18,093,174
                                              ================                         ================

                                ENTREMED, INC.
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2000


                                                   Actual            Pro-forma
                                                  As Filed          Adjustments            Pro-forma
                                              -----------------    --------------      ------------------

Revenues:
   Grant                                       $       401,477      $          -        $        401,477
   Royalty                                           3,117,282        (3,115,254) (1)              2,028
   Sale - Future Royalty                                     -                                         -
   Other                                               153,016                                   153,016
                                              -----------------    --------------      ------------------

Total revenues                                       3,671,775        (3,115,254)                556,521
                                              -----------------    --------------      ------------------

Expenses:
   Research and development                         41,715,598                                41,715,598
   General and administrative                       12,673,851                                12,673,851
                                              -----------------    --------------      ------------------
                                                    54,389,449                                54,389,449

Interest expense                                      (241,451)                                 (241,451)
Investment income                                    2,164,748                                 2,164,748

Net loss                                       $   (48,794,377)     $ (3,115,254)       $    (51,909,631)
                                              =================    ==============      ==================

Net loss per share (basic and diluted)         $         (3.04)                         $          (3.23)
                                              =================                        ==================

Weighted average number of shares
outstanding (basic and diluted)                     16,057,047                                16,057,047
                                              =================                        ==================

                                ENTREMED, INC.
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


                                              Actual           Pro-forma
                                             As Filed         Adjustments           Pro-forma
                                          -----------------  --------------     -------------------

Revenues:
   Grant                                   $       339,087    $          -       $         339,087
   Royalty                                       1,123,111      (1,123,111) (1)                  -
   Collaborative R&D and Licensing               3,502,499                               3,502,499
   Other                                            52,853                                  52,853
                                          -----------------  --------------     -------------------

Total revenues                                   5,017,550      (1,123,111)              3,894,439
                                          -----------------  --------------     -------------------

Expenses:
   Research and development                     35,529,435                              35,529,435
   General and administrative                    8,028,922                               8,028,922
                                          -----------------  --------------     -------------------
                                                43,558,357                              43,558,357

Interest expense                                   (22,270)                                (22,270)
Investment income                                1,677,361                               1,677,361

Net loss                                   $   (36,885,716)   $ (1,123,111)      $     (38,008,827)
                                          =================  ==============     ===================

Net loss per share (basic and diluted)     $         (2.67)                      $           (2.75)
                                          =================                     ===================

Weighted average number of shares
outstanding (basic and diluted)                 13,801,220                              13,801,220
                                          =================                     ===================

                                ENTREMED, INC.
      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


     (1) Represents reversal of net royalty revenues recognized for the respective reporting periods.


     (2) Represents elimination of one time gain from sale of royalty interest.